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                               PORTOLA PACKAGING, INC.
                                     Portola U.S.


                                       - and -



                            PORTOLA PACKAGING CANADA LTD.
                                     as Borrower


                                       - and -


                          CANADIAN IMPERIAL BANK OF COMMERCE
                                       as Agent








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                                  SUPPORT AGREEMENT


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                            Dated as of November 26, 1997


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                                  SUPPORT AGREEMENT


    SUPPORT AGREEMENT made as of the 26th day of November, 1997 made by PORTOLA PACKAGING, INC. ("Portola U.S."), a corporation existing under the laws of Delaware, PORTOLA PACKAGING CANADA LTD. (the "Borrower"), a corporation existing under the laws of Canada and CANADIAN IMPERIAL BANK OF COMMERCE (the "Agent"), a Canadian chartered bank, as Agent under the Credit Agreement.

WHEREAS:

A. The Borrower, the financial institutions parties thereto (the "Lenders") and the Agent on behalf of the Lenders are parties to a credit agreement dated as of June 16, 1995, (such credit agreement as it may be supplemented, amended or restated from time to time being referred to as the "Credit Agreement");

B. The Lenders have requested that in consideration for continuing to provide financial accommodations under the Credit Agreement to the Borrower this Agreement be executed and delivered by the parties hereto;

    NOW THEREFORE in consideration of the sum of $10 now paid by the Agent to and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), and in consideration of the premises and the mutual covenants, agreements and conditions herein contained, it is hereby agreed as follows:

1. DEFINITIONS. For the purpose of this Agreement, all capitalized terms used but not defined herein shall have the meanings specified in the Credit Agreement, and the following terms shall have the following meanings:

    "DEFICIENCY" means, for any relevant period (as set out in Section 8.03(d) of the Credit Agreement) for which the Fixed Charge Coverage Ratio of the Borrower was less than 1.10:1, the amount by which Consolidated EBITD was less than the Consolidated EBITD that would have been required for such period to satisfy the aforementioned Fixed Charge Coverage Ratio.

    "FIXED CHARGE COVERAGE RATIO" means the ratio of Consolidated EBITD to Consolidated Fixed Charges.

    "LENDERS INDEBTEDNESS" means all present and future indebtedness and other liabilities and obligations, contingent or absolute, matured or unmatured, at any time due or accruing due, owing by the Borrower (whether alone or with another or others and whether as principal or surety) to the Agent and the Lenders pursuant to the Credit Documents.

    "NOTICE OF DEFICIENCY" has the meaning specified in paragraph 2 hereof.

    "SUBORDINATED INDEBTEDNESS" has the meaning specified in paragraph 5

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                                       -2-

hereof.

2. NOTICE OF DEFICIENCY. As soon as possible and in any event not less than two Business Days before any day on which a Deficiency is anticipated by the Borrower or Portola U.S. or, in the case of a Deficiency that was not anticipated, on the Business Day on which such Deficiency occurs, the Borrower shall give notice in writing (which notice, and any such notice given pursuant to paragraph 3 hereof, is herein called a "Notice of Deficiency") to Portola U.S. and the Agent specifying the details and amount of such Deficiency.

3. RIGHT OF THE AGENT TO GIVE NOTICE OF DEFICIENCY. If a Deficiency shall occur the Agent may forthwith give a Notice of Deficiency to Portola U.S. (whether or not a Notice of Deficiency has been given by the Borrower pursuant to paragraph 2 hereof).

4. DEFICIENCY ACTIONS. (1) Subject to paragraph 4(2), if at any time a Deficiency shall be anticipated by the Borrower or Portola U.S., or Portola U.S. shall receive a Notice of Deficiency, Portola U.S. shall provide for such Deficiency by making payment to the Borrower of an amount in Cdn. Dollars equal to such Deficiency (any such payment is herein called a "Deficiency Payment"). Each Deficiency Payment shall be made, in the case of a Deficiency that is anticipated by the Borrower or Portola U.S., not later than the day on which such Deficiency is anticipated to occur and, in any other case, not later than one Business Day after the related Deficiency Notice is received by Portola U.S.

    (2) Portola U.S. shall not be required to make any Deficiency Payment hereunder if that action would constitute an event of default by Portola U.S.
(i) under that certain Second Amended and Restated Credit and Security Agreement with Heller Financial, Inc., a Delaware corporation, dated as of October 2, 1995, (ii) with respect to its issuance of $110,000,000, 10 3/4% Senior Notes under an indenture entered into with America Bank National Association, Firstar Trust Company, successor trustee, dated as of October 2, 1995, (collectively, the "Loan Agreements"); provided that to the extent that Portola U.S. is entitled or permitted under the Loan Agreements to make loans, investments or payments of any kind (collectively, the "Permitted Payments") to any Person, Portola U.S. shall use its best efforts to make Deficiency Payments when required in priority to Permitted Payments to any other Person.

    (3)  Should Portola U.S. fail to make any Deficiency Payment required by
Section 4(1) hereof (and whether or not Portola U.S. is excused from making such payment by Section 4(2)) then (1) such non payment shall constitute an Event of Default under the Credit Agreement (without prejudice of any other default or Event of Default arising thereunder), and (2) Portola U.S. shall forthwith, and from time to time, take or refrain from taking such actions, exercise such powers and make such elections or designations under the Loan Agreements as may be required by the Agent in order to eliminate or mitigate any impediment under the Loan Agreements to the ability of Portola


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                                       -3-


U.S. to address the Deficiency and repay the amounts outstanding under the Credit Agreement (such actions to include, if required by the Agent, making the Borrower a "Restricted Subsidiary" under the Loan Agreements on terms acceptable to the Agent and, simultaneously, repaying, or causing to be repaid, all amounts outstanding under the Credit Agreement) and Portola U.S. shall thereafter, to the extent then permitted by the Loan Agreements, and as required by the Agent, make the Deficiency Payment or pay the amounts outstanding by the Borrower to the Agent and the Lenders, provided that Portola U.S. shall not be required to take any action pursuant to this
Section 4(3) which would cause or constitute an Event of Default under either of the Loan Agreements.

    (4) Portola U.S. will not consent to any amendments to the Loan Agreements which create further or more restrictive limitations upon its ability to undertake any of the actions referred to in Sections 4(1) and 4(3) and any such further or more restrictive limitations entered into after the date hereof shall not be taken into account in determining the obligations of Portola U.S. pursuant to Sections 4(1) and 4(3).

    (5) If it is determined that the consent of a lender or lenders under either or both of the Loan Agreements is required pursuant to the Loan Agreements in respect of any matter provided for in Sections 4(1) and 4(3). Portola U.S. shall, upon request of the Agent, use its best efforts to obtain such consent and shall advise the Agent of its progress in obtaining the consent.

5. PAYMENT FOR EQUITY OR SUBORDINATED DEBT. (1) A Deficiency Payment shall constitute payment by Portola U.S. to the Borrower of the issue price of shares of capital stock of the Borrower having such terms and conditions as may be agreed upon by Portola U.S. and the Borrower, and the Borrower agrees to duly authorize and issue such shares to Portola U.S. concurrently with the related Deficiency Payment being made hereunder by Portola U.S. For greater certainty, however, failure by Portola U.S. and the Borrower to agree upon the terms and conditions of any such shares of failure by the Borrower to duly authorize or issue any such shares, shall not discharge, impair or otherwise affect the obligation of Portola U.S. to make any Deficiency Payment as herein required. Portola U.S. hereby authorizes and directs the Borrower to deliver certificates evidencing all shares issues as contemplated by this paragraph directly to the Agent, to be held by the Agent pursuant to the share pledge agreement dated as of June 16, 1995 entered into between Portola U.S. and the Agent with respect to the Borrower.

    (2) A Deficiency Payment may constitute a loan by Portola U.S. to the Borrower and Portola U.S. acknowledges that such loan and any interest or fees thereon (collectively, such loan, interest and fees is hereinafter inferred to as the "Subordinated Indebtedness") shall for all purposes be, and at all times remain inferior, junior and subordinated to the Lenders Indebtedness. Except as expressly agreed to by the Agent in writing, all of the Lenders Indebtedness shall be paid or repaid in full before any payment on account of, or, in respect of, the Subordinated Indebtedness (whether as principal, interest, fees or otherwise) is paid or repaid.


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                                       -4-

6. RIGHT TO ENFORCE THIS AGREEMENT. The parties hereto acknowledge and declare that this Agreement is being entered into for the joint and several benefit of the Borrower, the Agent and the Lenders, each of which shall be severally entitled to bring proceedings to enforce the obligations of Portola U.S. hereunder.

7. OBLIGATIONS UNCONDITIONAL. The obligations of Portola U.S. hereunder are absolute and unconditional under any and all circumstances and no such obligation shall, to any extent or in any way, be discharged, impaired or otherwise affected except by the due performance of such obligation as herein contemplated. Without limitation of the foregoing, the obligations of Portola U.S. hereunder shall not be limited or lessened by the financial condition or solvency of the Borrower at any time.

8. NO SET-OFF, ETC. The obligations of Portola U.S. hereunder and the rights of the Borrower and the Agent to enforce such obligations, whether by action at law, suit in equity or otherwise, shall not be subject to any reductions, limitation, impairment or termination, by reason of any claim of any character whatsoever including, without limitation, claims of waiver, release, surrender, alteration or compromise, and shall not be subject to any defence, set-off, counterclaim, recoupment, rescission or termination, and Portola U.S. hereby expressly and irrevocably waives for all purposes of this Agreement each and every such claim, waiver, release, surrender, alteration and compromise and each and every such defence, set-off, counterclaim, recoupment, rescission or termination in respect of its obligations under this Agreement.

9. FAILURE TO ACT, ETC. No failure on the part of the Borrower or the Lenders in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy at law or in equity or otherwise.

10. NOTICES, ETC. Any notice, direction or other instrument required or permitted to be given hereunder shall, except as otherwise permitted hereunder, be in writing and given by delivering it or sending it by telecopy or other similar form of communication addressed, if to the Borrower to it at: 12431 Horseshoe Way, Richmond, British Columbia V7A 4X6, Attention: President,
Telephone: (614) 272-4700, Telecopier: (604) 272-5200, with copies to Portola U.S. at 890 Faulstich Court, San Jose, California 95112, Attention: President,
Telephone: (408) 453-8840, Telecopier: (408) 453-8462, and to Tomlinson Zisko Morosoli & Maser, 200 Page Mill Road, Second Floor, Palo Alto, California 94306,
Attention:  Timothy Tomlinson, Esq., Telephone (415) 325-8666, Telecopier:
(415) 324-1808; if to the Agent, to it at: Commerce Court West, 3rd Floor, Toronto, Ontario M5L 1A2, Attention: Manager, Corporate Finance, Telephone
(416) 980-7353, Telecopier: (416) 980-7377, and, if to the Lender, at the addresses shown on the signature pages of the Credit Agreement. Any such notice, direction or other instrument shall be deemed to have been effectively given, if sent by telecopier or other similar form of telecommunication, on the next Business Day following such transmission or, if delivered, to have been received on the date of


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                                       -5-


such delivery. Any party may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to the party at its changed address.

11. AMENDMENT AND WAIVER. This Agreement shall not be amended in any manner otherwise than by an instrument in writing, executed by duly authorized representatives of the parties hereto. No obligation of any party hereto may be waived except with the written consent of the Agent.

12. GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and shall be treated in all respects as a British Columbia contract, and the parties hereto attorn to the non-exclusive jurisdiction of the courts of such Province.

13. FURTHER ASSURANCES. The Borrower and Portola U.S. shall do all such further acts and execute and deliver all such further documents as may be reasonably necessary or desirable in order to fully perform and carry out the purpose and intent of this Agreement.

14. INDEMNITY. The Borrower and Portola U.S. shall be jointly and severally liable for, and shall jointly and severally indemnify and save the Agent and the Lenders harmless of and from, all manner of actions, causes of action, demands, claims, losses, costs, damages and expenses of any and every nature whatsoever which the Agent and the Lenders may sustain, pay or incur in respect of or in connection with any default by Portola U.S. or the Borrower in the payment or performance of their obligations and liabilities under this Agreement.

15. INVALIDITY OF PROVISIONS. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof, and any such invalid provision shall be deemed to be severable.

16. HEADINGS. The headings of the various paragraphs of this Agreement are intended solely for convenience, are not intended to be full or accurate description of the contents thereof and are not to be considered part of this Agreement.

17. SUCCESSORS AND ASSIGNS. This Agreement shall enure to the benefit of the Borrower and the Agent (on behalf of the Lenders) and their respective successors and assigns. This Agreement shall not be assigned by Portola U.S. or the Borrower without the prior written consent of the Lenders but shall be binding upon any successors of Portola U.S. and the Borrower, whether such succession results by way or a reorganization, amalgamation, merger, consolidation, sale or otherwise.


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                                       -6-

18. COUNTERPARTS. This Agreement maybe executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                            PORTOLA PACKAGING, INC.



                            By:  /s/ Joseph T. Mayernick
                               --------------------------------------------
                                  Name:   Joseph T. Mayernick
                                  Title:  Vice President and
                                          Chief Financial Officer




                            PORTOLA PACKAGING CANADA LTD.



                            By:  /s/ George Noroian
                               --------------------------------------------
                                  Name:   George Noroian
                                  Title:  President




                            CANADIAN IMPERIAL BANK OF COMMERCE



                            By:  /s/ Rocco Calarco
                               --------------------------------------------
                                  Name:   Rocco Calarco
                                  Title:  Senior Manager, Corporate Finance